Exhibit 32

                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350


         The undersigned, who are the Chief Executive Officer and the Chief Financial Officer of Carolina National Corporation each hereby certifies that, to the best of his knowledge, the accompanying Form 10-KSB for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

March 30, 2004

                                      s/Roger B. Whaley
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                                      Roger B. Whaley
                                      Chief Executive Officer


                                      s/John W. Hobbs
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                                      John W. Hobbs
                                      Chief Financial Officer